Exhibit 5.1

                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                               TEL (202) 637-5600
                               FAX (202) 637-5910


                                October 15, 1999


Board of Directors
CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006

Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 1,849,843 shares of common stock of the Company, par value $.01 per share, by the holders identified in the Registration Statement, all of which shares (the "Shares") are issuable in connection with the redemption of units of limited partner interest of Carr Realty, L.P. ("CRLP"), a Delaware limited partnership of which the Company is the sole general partner, and CarrAmerica Realty, L.P. ("CARLP"), a Delaware limited partnership of which CarrAmerica Realty GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.  An executed copy of the Registration Statement.

                  2. The charter of the Company, as certified by the State Department of Assessments and Taxation of the State of Maryland on March 11, 1999 and by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The bylaws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. Resolutions of the Board of Directors of the Company adopted at a meeting held on August 5, 1999, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the redemption of the limited partner interests in CRLP and CARLP and the issuance of the Shares and arrangements in connection therewith (the "Resolutions").

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Maryland corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, following issuance of the Shares upon redemption of units of limited partner interest in CRLP and CARLP, as applicable, in the manner and on the terms authorized in the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                             Very truly yours,


                                             /s/ Hogan & Hartson L.L.P.
                                             HOGAN & HARTSON L.L.P.